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                                                                 Exhibit 5.1


          [Letterhead of Fried, Frank, Harris, Shriver & Jacobson,

             a partnership including professional corporations]



October 11, 2002



Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee  37027


         RE: Registration Statement on Form S-8



Ladies and Gentlemen:

     On October 3, 2002, Community Health Systems, Inc. (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to 153,158 shares of common stock, par value $.01 per share, of the Company, issuable to certain directors of the Company pursuant to Stock Option Agreements, as amended (the "Agreements") and 349,633 shares of common stock, par value $.01 per share, of the Company, issuable pursuant to the Community Health Systems Holdings Corp. Employee Stock Option Plan (the "Plan") as of the Company's initial public offering (collectively, the "Shares").

     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Agreements or the Plan will be duly authorized by the Company and will comply with all applicable laws.

     Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Agreements or the Plan and any applicable option agreements thereunder) will be duly authorized, validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD") and the applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the GCLD the Delaware Constitution.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                     Very truly yours,

                                     FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                     By: /s/ Jeffrey Bagner
                                        -----------------------------
                                        Jeffrey Bagner